SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                January 28, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                 ART CARDS, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                 33-17229-D             84-00978689
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


           933 Pearl Street, Denver, Colorado                 80203
           ----------------------------------------------------------
           Address of Principal Executive Offices            Zip Code




                                (303) 831-9335
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code




ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS

     On January 28, 2000, Art Cards, Inc. (the "Company") and uMember.com, Inc. ("uMember") signed a Letter of Intent whereby the Company plans to acquire all of the outstanding shares of uMember in exchange for restricted shares of the Company's common stock.

     Prior to the closing, the Company intends to raise additional capital and to hold a special shareholders meeting for the purpose of approving a name change and a reverse split which will reduce the number of shares outstanding prior to the closing to approximately 476,500.

     If this transaction is consummated, the Company will issue 15,000,100 (post-split) restricted shares of its common stock to the shareholders of uMember and 2,537,000 (post-split) restricted shares of its common stock for various finders fees.

     uMember.com, a California corporation, recently launched its one-stop online "megastore" offering a wide range of brand name, competitively priced merchandise and services with a major southern California credit union with over 50,000 members and plans to set up similar online megastores with other credit unions, large corporate groups and other organizations.

     The closing of this transaction is subject to various matters including the Company raising additional capital, the Company's shareholders approving the name change and reverse stock split and the execution of a definitive agreement which will contain various representations and warranties of each party and which will be subject to the approval of the directors of each company and the shareholders of uMember.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 10 Letter of Intent dated January 28, 2000 between Art Cards, Inc. and uMember.com, Inc. (filed herewith electronically)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    ART CARDS, INC.


Dated: February 4, 2000             By:/s/ Richard Miller
                                       Richard Miller, President






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